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                       19,500,000 SHARES OF COMMON STOCK

                             AVIS RENT A CAR, INC.



                 FORM OF INTERNATIONAL UNDERWRITING AGREEMENT
                 --------------------------------------------



                                                    ________ __, 1997

Bear, Stearns International Limited
Bayerische Vereinsbank AG
Chase Manhattan International Limited
Credit Lyonnais Securities
Goldman Sachs International
Lehman Brothers
  International (Europe)
Montgomery Securities
Robertson, Stephens & Company LLC
  as Lead Managers of the
  several Managers named
  in Schedule I annexed hereto
c/o Bear, Stearns International Limited
One Canada Square
London E14 5AD, England

Ladies and Gentlemen:

                  Avis Rent A Car, Inc., a Delaware corporation (the "Company"), hereby confirms its agreements with you as follows:

                  1. MANAGERS. The term "Managers", as used herein, refers collectively to you and the other underwriters named in Schedule I hereto, for whom you are acting as representatives. Except as may be expressly set forth below, any reference to you in this Agreement shall be solely in your capacity as representatives of the Managers, and the Company shall be entitled to act and rely upon any statement, request, notice, consent, waiver or agreement purportedly on behalf of any Manager made or given by Bear, Stearns International Limited ("Bear, Stearns").

                  2.  DESCRIPTION OF STOCK.

                  (a) The Company proposes to sell to the Managers an aggregate of 3,900,000 shares (the "Firm International Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of the Company, upon the terms and subject to the conditions set forth herein. The Company also proposes to grant to the Managers the option to purchase from the Company, for the sole purpose of




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covering over-allotments, if any, in connection with the sale of the Firm
International Shares, an aggregate of up to 585,000 additional shares (the "Additional International Shares") of Common Stock upon the terms and subject to the conditions set forth herein and for the purposes set forth in Section 4(b) hereof. The Firm International Shares and the Additional International Shares are hereinafter referred to collectively as the "International Shares."


                  (b) It is understood and agreed to by all the parties that the Company is concurrently entering into an agreement (the "U.S. Underwriting Agreement") providing for the sale by the Company of an aggregate of 15,600,000 shares (the "Firm U.S. Shares") of Common Stock through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters"), for which Bear, Stearns & Co. Inc., Blaylock & Partners, L.P., Chase Securities Inc., Goldman, Sachs & Co., Lehman Brothers Inc., Montgomery Securities and Robertson, Stephens & Company LLC are acting as representatives. The Company also proposes to grant to the U.S. Underwriters the option to purchase, for the sole purpose of covering over-allotments in connection with the sale of the Firm U.S. Shares, up to an aggregate of 2,340,000 additional shares (the "Additional U.S. Shares") of Common Stock. The Firm U.S. Shares and the Additional U.S. Shares are collectively referred to herein as the "U.S. Shares," the International Shares and the U.S. Shares are collectively referred to herein as the "Shares" and this Agreement and the U.S. Underwriting Agreement are collectively referred to herein as the "Underwriting Agreements." Two forms of prospectus are to be used in connection with the offering and sale of the Shares contemplated by the foregoing, one relating to the International Shares and the other relating to the U.S. Shares. The former form of prospectus will be identical to the latter except for certain substitute pages as included in the registration statement and amendments thereto as mentioned below. Except as the context otherwise may require, references hereinafter to any prospectus, whether in preliminary or final form and whether as amended or supplemented, shall include the international and the U.S. versions thereof.

                  (c) It is also understood and agreed to by all the parties that the U.S. Underwriters have entered into an agreement with the Managers (the "Agreement Between U.S. Underwriters and Managers") contemplating the coordination of certain transactions between the U.S. Underwriters and the Managers and that, pursuant thereto and subject to the conditions set forth therein, the U.S. Underwriters may (i) purchase from the Managers a portion of the



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International Shares to be sold to the Managers pursuant to this Agreement or
(ii) sell to the Managers a portion of the U.S. Shares to be sold to the U.S. Underwriters pursuant to the U.S. Underwriting Agreement. The Company also understands that any such purchases and sales between the U.S. Underwriters and the Managers shall be governed by the Agreement Between U.S. Underwriters and Managers and shall not be governed by the terms of this Agreement.

                  3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, each Manager that:

                  (a) The Company meets the requirements for the use of a Registration Statement on Form S-1 under the Securities Act of 1933 (the "Act"), and has prepared and filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Act and the rules and regulations promulgated by the Commission thereunder (the "Regulations"), a registration statement on Form S-1 (File No. 333-28609) relating to the Shares and may have filed one or more amendments thereto, including in each case preliminary prospectuses relating to the offerings of the Shares. The Company next proposes to file with the Commission a further amendment to the registration statement, including therein a final prospectus, necessary to permit the registration statement to become effective or, if no amendment is required for that purpose, then promptly following the effectiveness of the registration statement, the Company proposes to file with the Commission, in accordance with Rules 430A and 424(b)(1) or Rule 424(b)(4) of the Regulations, final prospectuses with respect to the offerings of the Shares, the final prospectus so filed in either case to include all Rule 430A Information (as hereinafter defined) and to conform, in content and form, to the last printer's proof thereof furnished to and approved by you immediately prior to such filing. As used in this Agreement, (i) "Effective Date" means the date that the registration statement hereinabove referred to, or the most recent post-effective amendment thereto, if any, is declared effective by the Commission, (ii) "Registration Statement" means such registration statement as last amended prior to the time the same was declared effective by the Commission, including all exhibits and schedules thereto and all Rule 430A Information deemed to be included therein at the Effective Date pursuant to Rule 430A of the Regulations, (iii) "Rule 430A Information" means information with respect to the Shares and the public offerings thereof permitted,



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         pursuant to the provisions of paragraph (a) of Rule 430A of the
         Regulations, to be omitted from the form of prospectus included in the Registration Statement at the time it is declared effective by the Commission, (iv) "U.S. Prospectus" means the form of final prospectus relating to the U.S. Shares first filed with the Commission pursuant to Rule 424(b) of the Regulations or, if no filing pursuant to Rule 424(b) is required, the form of final prospectus included in the Registration Statement at the Effective Date, (v) "International Prospectus" means the form of final prospectus relating to the International Shares first filed with the Commission pursuant to Rule 424(b) of the Regulations or, if no filing pursuant to Rule 424(b) is required, the form of final prospectus included in the Registration Statement at the Effective Date (the U.S. Prospectus and the International Prospectus are referred to collectively as the "Prospectuses") and (vi) "Preliminary Prospectus" means any preliminary prospectus (as described in Rule 430 of the Regulations) with respect to the Shares that omits Rule 430A Information.

                  (b) The Registration Statement conforms and on the Effective Date will conform, and the Prospectuses on the date thereof and on the date first filed with the Commission pursuant to Rule 424(b) of the Regulations (if required) will conform, in all material respects with the applicable requirements of the Act and the Regulations. On the Effective Date, the date the Prospectuses are first filed with the Commission pursuant to Rule 424(b) of the Regulations (if required), at all times subsequent thereto to and including the Closing Date (as defined in Section 4(a)(ii) hereof) and, if later, the Additional Closing Date (as defined in Section 4(b)(ii) hereof), when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectuses is filed with the Commission, and during such longer period as the Prospectuses may require to be delivered under the Act in connection with sales of Shares by the Managers, the U.S. Underwriters or a dealer, the Registration Statement and the Prospectuses (as amended or supplemented if the Company shall have filed with the Commission an amendment or supplement thereto) did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein (in the case of the Prospectuses, in light of the circumstances under which they were made) not misleading. No order preventing or suspending the use of any Preliminary Prospectus has been



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         issued by the Commission, and when any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or an amendment thereof or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto conformed in all material respects with the applicable requirements of the Act and the Regulations thereunder and did not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. No representation and warranty, however, is made in this subsection 3(b) by the Company with respect to written information contained in or omitted from the Registration Statement, the Prospectuses, any Preliminary Prospectus, or any amendment or supplement in reliance upon and in conformity with written information with respect to the Managers and the U.S. Underwriters and the plan of distribution of the Shares furnished to the Company on behalf of any U.S. Underwriter or Manager by Bear, Stearns expressly for use in connection with the preparation thereof.

                  (c) Each contract, agreement, instrument, lease, license or other item required to be described in the Registration Statement or the Prospectuses or filed as an exhibit to the Registration Statement has been so described or filed, as the case may be.

                  (d) Deloitte & Touche LLP, whose separate reports appear in the Prospectuses, are independent public accountants with respect to the Company and Ernst & Young LLP, whose separate reports appear in the Prospectuses, are independent public accountants with respect to The First Gray Line Corporation ("First Gray Line"), in each case as required by and within the meaning of the Act and the Regulations. The consolidated financial statements and schedules (including the related notes) of the Company, its subsidiaries and their predecessors (the "Company Financials") included in the Registration Statement or any Preliminary Prospectus, or to be included in the Prospectuses fairly present the consolidated financial position, results of operations and cash flows of the Company, its subsidiaries and their predecessors and the other information purported to be shown therein at the respective dates and for the respective periods to which



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         they apply. The Company Financials have been prepared in accordance with generally accepted accounting principles as in effect in the United States ("US GAAP") consistently applied throughout the periods involved, and are, in all material respects, in accordance with the books and records of the Company, its subsidiaries and their predecessors, as the case may be. The consolidated financial statements and schedules (including the related notes) of First Gray Line and its subsidiaries (the "First Gray Line Financials") included in the Registration Statement or any Preliminary Prospectus, or to be included in the Prospectuses fairly present the consolidated financial position, results of operations and cash flows of First Gray Line and its subsidiaries and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. The First Gray Line Financials have been prepared in accordance with US GAAP consistently applied throughout the periods involved, and are, in all material respects, in accordance with the books and records of First Gray Line and its subsidiaries, as the case may be. The "pro forma" financial information included in the Registration Statement or any Preliminary Prospectus, or to be included in the Prospectuses, fairly present the information purported to be shown therein at the respective dates thereof and for the respective periods covered thereby and all adjustments have been properly applied. The assumptions in such pro forma financial information are reasonable. No other financial statements are required by Form S-1 or otherwise to be included in the Registration Statement or the Prospectuses other than those included therein.

                  (e) Subsequent to the respective dates as of which information is given in the Registration Statement, except as set forth in the Registration Statement or as may be set forth in the Prospectuses, there has not been any material adverse change in the business, properties, operations, condition (financial or other) or results of operations of the Company and the subsidiaries (as defined below) taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet of the Company included in the Registration Statement, and except as described in the Registration Statement or as may be described in the Prospectuses, (i) neither the Company nor any of its subsidiaries (A) has incurred or undertaken any liabilities or obligations, direct or contingent, that are, individually or in the aggregate, material to the Company and its



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         subsidiaries taken as a whole, or (B) entered into any transaction not in the ordinary course of business that is material to the Company and its subsidiaries taken as a whole; and (ii) the Company has not declared or paid any dividend on or made any distribution of or with respect to any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its or its subsidiaries' capital stock. As used in this Agreement, the term "subsidiary" means any corporation, partnership, joint venture, association, company, business trust or other entity in which the Company or First Gray Line, as the case may be, directly or indirectly (i) beneficially owns or controls a majority of the outstanding voting securities having by the terms thereof ordinary voting power to elect a majority of the board of directors (or other body fulfilling a substantially similar function) of such entity (irrespective of whether or not at the time any class or classes of such voting securities shall have or might have voting power by reason of the happening of any contingency) or (ii) has the authority or ability to control the policies of such entity (including, but without limitation thereto, any partnership of which the Company or First Gray Line, as the case may be, or a subsidiary is a general partner or owns or has the right to obtain a majority of limited partnership interests and any joint venture in which the Company or First Gray Line, as the case may be, or a subsidiary has liability similar to the liability of a general partner of a partnership or owns or has the right to obtain a majority of the joint venture interests).

                  (f) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under each of the Underwriting Agreements and to issue, sell and deliver the Shares in accordance with the terms and conditions thereof. Each of the Underwriting Agreements has been duly and validly authorized, executed and delivered by the Company and is a legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except insofar as rights to indemnification and



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         contribution contained therein may be limited by federal or state securities laws or related public policy.

                  (g) The Company's execution and delivery of, and its performance of its obligations under, each of the Underwriting Agreements and the consummation of the transactions contemplated thereby, will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under (or an event that with notice or lapse of time, or both, would constitute a default under) or require approval or consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of (A) any agreement, contract, indenture, mortgage, lease, license, arrangement or understanding to which the Company or any of its subsidiaries is a party, or to which any of its properties is subject, that is material to the Company and the subsidiaries taken as a whole (hereafter, collectively, "Material Contracts") (except for those conflicts, breaches or defaults for which consent or approval has been obtained by the Company prior to the date hereof, and copies evidencing such consent or approval have been provided to Bear, Stearns) or (B) any governmental franchise, license or permit heretofore issued to the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole (hereafter, collectively, "Material Permits"), (ii) violate or conflict with any provision of the certificate of incorporation, by-laws or similar governing instruments of the Company or any of its subsidiaries listed on Schedule II hereto (the "Material Subsidiaries") or (iii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any Material Subsidiary or any of its respective properties or assets, except for those violations or conflicts, that, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries taken as a whole (hereafter, a "Material Adverse Effect").

                  (h) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of its respective properties or assets is required for the Company's execution and delivery of, and its performance of its obligations under, each of



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         the Underwriting Agreements, and the consummation of the transactions contemplated thereby, except the registration of the Shares under the Act and the Securities Exchange Act of 1934, as amended (the
         "Exchange Act"), the authorization of the Shares for listing on the New York Stock Exchange (the "NYSE") and such filings and registrations as may be required under state securities or "Blue Sky" laws and the securities laws of foreign jurisdictions in connection with the purchase and distribution of the Shares by the Managers and the U.S. Underwriters.

                  (i) All of the currently outstanding shares of capital stock of the Company, and all of the outstanding shares of capital stock (or similar interests) of each of its subsidiaries, have been duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The shares of Common Stock of the Company to be outstanding on the Closing Date, including the Shares, have been duly authorized and, when issued (and, in the case of the Shares, delivered and sold in accordance with the terms of the Underwriting Agreements) will be validly issued, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights. Upon delivery of and payment for the Shares in accordance with the Underwriting Agreements, the Managers and the U.S. Underwriters will receive valid title to those of the Shares to be purchased by them from the Company, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts. The Company has, as of the date hereof, and will have, as of the Closing Date and the Additional Closing Date, if any, an authorized and outstanding capitalization as set forth in the Registration Statement and as shall be set forth in the Prospectuses, both on an historical basis and as adjusted to give effect to the offering of the Shares. The Company's capital stock conforms to the description thereof set forth in the Registration Statement and as shall be set forth in the Prospectuses. The Company owns directly or indirectly such percentage of the outstanding capital stock (or similar interests) of each of its subsidiaries as is set forth opposite the name of such subsidiary in Schedule III hereto, free and clear of all claims, liens, security interests, pledges, charges, encumbrances, stockholders agreements and voting trusts, except as otherwise described in said Schedule III.




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                  (j) There is no commitment, plan or arrangement to issue,
         and no outstanding option, warrant or other right calling for the issuance of, any shares of capital stock (or similar interests) of the Company or of any of its subsidiaries or any security or other instrument that by its terms is convertible into, exchangeable for or evidencing the right to purchase capital stock (or similar interests) of the Company or such subsidiary, except as described in the Registration Statement and as shall be described in the Prospectuses.

                  (k) The Company has no subsidiaries other than those listed in Schedule III hereto. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdictions of incorporation. Each of the Company and the Material Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing that will not in the aggregate have a Material Adverse Effect. Each of the Company and the Material Subsidiaries has all requisite corporate power and authority, and all necessary consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and as shall be described in the Prospectuses (except for those the absence of which, individually or in the aggregate, would not have a Material Adverse Effect), and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectuses. Neither the Company nor any Material Subsidiary has received any notice of proceedings relating to revocation or modification of any such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits (except for those the revocation or modification of which would not have a Material Adverse Effect).

                  (l) Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any other party, is in violation or breach of, or in default under (nor has an



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         event occurred that with notice, lapse of time or both, would constitute a default under), any Material Contract, and each Material Contract is in full force and effect, and is the legal, valid and binding obligation of the Company or such subsidiary, as the case may be, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to the Company or such subsidiary, as the case may be, in accordance with its terms. Neither the Company nor any Material Subsidiary is in violation of its certificate of incorporation, by-laws or similar governing instrument.

                  (m) There is no litigation, arbitration, claim, governmental or other proceeding or investigation pending or, to the best knowledge of the Company, threatened with respect to the Company or any of its subsidiaries, or any of its respective operations, businesses, properties or assets, except as described in the Registration Statement and as shall be described in the Prospectuses, that, individually or in the aggregate, would have a Material Adverse Effect. Neither the Company nor any Material Subsidiary is, or, to the best knowledge of the Company, with the giving of notice or lapse of time or both would be, in violation of or in non-compliance with the requirements of any Material Permit or the provisions of any law, rule, regulation, order, judgment or decree, including, without limitation, all applicable federal, state and local laws and regulations relating to (i) zoning, land use, protection of the environment, human health and safety or hazardous or toxic substances, wastes, pollutants or contaminants and (ii) employee or occupational safety, discrimination in hiring, promotion or pay of employees, employee hours and wages or employee benefits, except for such violations or failures of compliance that, individually or in the aggregate, would not have a Material Adverse Effect.

                  (n) Except as described in the Registration Statement and as shall be described in the Prospectuses, the Company and each of its subsidiaries have (i) good and marketable title to all real and personal properties owned by them, free and clear of all liens, security interests, pledges, charges, encumbrances and mortgages, and
         (ii) valid, subsisting and enforceable leases for all real and personal properties leased by them, in each case, subject to such exceptions as, individually or in the aggregate, do not have and are not reasonably likely to have a Material Adverse Effect. No real property owned, leased, licensed or used by



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         the Company or by a Material Subsidiary lies in an area that is, or to the best knowledge of the Company will be, subject to zoning, use or building code restrictions that would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his, her or its ownership, leasing, licensing or use of any real or personal property exists that would prevent, the continued effective ownership, leasing, licensing or use of such real property in the business of the Company or such Material Subsidiary as presently conducted or as the Prospectuses indicate are contemplated to be conducted, subject to such exceptions as, individually or in the aggregate, do not have and are not reasonably likely to have a Material Adverse Effect.

                  (o) The Company, directly or through one or more of its subsidiaries, owns or has the right under license to use all patents, patent rights, licenses, inventions, copyrights, trademarks, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), service marks and trade names (collectively, "Intellectual Property") necessary to conduct its business as now conducted and proposed to be conducted as disclosed in the Registration Statement and as shall be disclosed in the Prospectuses. Neither the Company nor any of its subsidiaries has received notice of infringement of or conflict with the asserted rights of others with respect to any Intellectual Property. To the best knowledge of the Company, there is no infringement by others of any Intellectual Property of the Company or any of its subsidiaries that has had or may in the future have a Material Adverse Effect.

                  (p) To the Company's best knowledge, neither the Company or any of its subsidiaries, nor any director, officer or employee of the Company or any such subsidiary has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

                  (q) Except as set forth in the Registration Statement, no person or entity has the right, by contract or otherwise,



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         to require registration under the Act of shares of capital stock or other securities of the Company or any of its subsidiaries solely because of the filing or effectiveness of the Registration Statement and the consummation of the transactions contemplated by the Underwriting Agreements.

                  (r) Neither the Company nor any of its officers, directors or affiliates (as defined in the Regulations) has taken or will take, directly or indirectly, prior to the termination of the offerings of the Shares contemplated by the Underwriting Agreements, any action designed to stabilize or manipulate the price of the Common Stock, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock.

                  (s) Neither the Company nor any of its subsidiaries is, or intends to conduct its business in such a manner that it would become, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectuses, neither the Company nor any subsidiary will be, an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (t) Except as may be set forth in the Prospectuses, the Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by the Underwriting Agreements.

                  (u) The Company and each of its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain accountability for assets; (iii) the access to the respective assets of the Company and each such subsidiary, as the case may be, is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (v) Other than as disclosed in the Registration Statement and as shall be disclosed in the Prospectuses, no labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is imminent that, individually or in the aggregate, is or is reasonably likely to have a Material Adverse Effect, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors that reasonably can be expected to have a Material Adverse Effect.

                  (w) (i) All United States Federal income tax returns of the Company and each of its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed that are due and payable have been paid, except assessments against which appeals have been or will be promptly taken and (ii) the Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to the applicable laws of all other jurisdictions, except, as to each of the foregoing clauses (i) and (ii), insofar as the failure to file such returns, individually or in the aggregate, would not have a Material Adverse Effect, and the Company and its subsidiaries have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or any such subsidiary, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with US GAAP. The charges, accruals and reserves on the consolidated books of the Company in respect of any tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not have a Material Adverse Effect.

                  (x) Each of the Company and its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage from similar insurers as may be necessary to continue its business.

                  (y) Except as disclosed in the Registration Statement and as shall be disclosed in the Prospectuses, there are no business relationships or related party transactions of the nature described in Item 404 of Regulation S-K of the Commission involving the Company or any other persons referred to in such Item 404, except for such transactions that would be considered immaterial under such
         Item 404.

                  4.  PURCHASE, SALE AND DELIVERY OF THE INTERNATIONAL
SHARES.

                  (a)(i) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Managers an aggregate of 3,900,000 shares of Common Stock, and each Manager agrees, severally and not jointly, to purchase from the Company, the number of Firm International Shares set forth opposite the name of such Manager in Schedule I hereto, all at a purchase price per share of $_________ (the "Purchase Price"). Subject to Section 12, the number of Firm International Shares to be purchased from the Company by each Manager (as adjusted by Bear, Stearns to eliminate fractions) shall be determined by multiplying the aggregate number of Firm International Shares to be sold by the Company, as set forth above by a fraction (A) the numerator of which is the total number of Firm International Shares set forth opposite the name of such Manager in Schedule I hereto and (B) the denominator of which is the total number of Firm International Shares.

                  (ii) Delivery of the Firm International Shares and payment of the Purchase Price therefor shall be made at the offices of Bear, Stearns & Co. Inc. at 245 Park Avenue, New York, New York 10167, or such other location in the New York City metropolitan area as Bear, Stearns shall determine and advise the Company upon at least two full business days' (as defined in Section 18 hereof) notice in writing. Such delivery and payment shall be made at 10:00 A.M., New York City time, on the third full business day following the determination of the Purchase Price, or at such other time as may be agreed upon by Bear, Stearns and the Company. The time and date of such delivery and payment are herein called the "Closing Date." Delivery of the Firm International Shares shall be made to or upon the order of Bear, Stearns, for the respective accounts of the Managers, against payment to the Company of the aggregate Purchase Price therefor by wire transfer of same day funds to the account of the Company designated in writing to Bear, Stearns at least two business days prior to the Closing Date.

                  (iii) Certificates for the Firm International Shares shall be registered in such name or names and in such authorized denominations as Bear, Stearns may request in writing at least two full business days prior to the Closing Date, provided that, if so specified by Bear, Stearns, the Firm International Shares may be represented by a global certificate registered in the name of Cede & Co., as nominee of the Depositary Trust Company ("Cede"). Bear, Stearns shall be permitted to examine and package such certificates for delivery at least one full business day prior to the Closing Date, unless the Firm International Shares are to be represented by a global certificate.

                  (b)(i) The Company hereby grants to the Managers an option (the "International Option") to purchase from the Company the Additional International Shares at the Purchase Price, for the sole purpose of covering over-allotments, if any, in the offering of the Firm International Shares by the Managers. The International Option shall be exercisable by the Managers on one occasion only, at any time before the expiration of 30 days from the date of the International Prospectus, for the purchase of all or part of the Additional International Shares, such exercise to be made by notice, given by Bear, Stearns to the Company in the manner specified in Section 14 hereof, which notice shall set forth the aggregate number of Additional International Shares with respect to which the International Option is being exercised, the denominations and the name or names in which certificates evidencing the Additional International Shares so purchased are to be registered, and the date and time of delivery of such Additional International Shares, which date may be at or subsequent to the Closing Date and shall not be less than two nor more than ten days after such notice. Subject to Section 12, the aggregate number of Additional International Shares so purchased from the Company by each Manager (as adjusted by Bear, Stearns to eliminate fractions) shall be determined by multiplying the total number of such Additional International Shares to be sold by the Company by a fraction (A) the numerator of which is the number of Firm International Shares set forth opposite the name of such Manager in Schedule I hereto and (B) the denominator of which is the total number of Firm International Shares.

                  (ii) Delivery of the Additional International Shares so purchased and payment of the Purchase Price therefor shall be made at the offices of Bear, Stearns & Co. Inc. at 245 Park Avenue, New York, New York 10167, or such other location in the New York City metropolitan area as Bear, Stearns shall determine and advise the Company upon at least two full business days' notice in writing. Such delivery and payment shall be made at 10:00 A.M., New York City time, on the date designated in such notice or at such other time and date as may be agreed upon by Bear, Stearns and the Company. The time and date of such delivery and payment are herein called the "Additional Closing Date." Delivery of the Additional International Shares shall be made to or upon the order of Bear, Stearns, for the respective accounts of the Managers, against payment to the Company of the aggregate Purchase Price therefor by wire transfer of same day funds to the account of the Company designated in writing to Bear, Stearns at least two business days prior to the Additional Closing Date.

                  (iii) Certificates for the Additional International Shares purchased by the Managers, when so delivered, shall be registered in such name or names and in such authorized denominations as Bear, Stearns shall have requested in the notice of exercise of the International Option, provided that, if so specified therein, such Additional International Shares may be represented by a global certificate registered in the name of Cede. Bear, Stearns shall be permitted to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date, unless the Additional International Shares are to be represented by a global certificate.

                  (c) The Managers shall not be obligated to purchase any Firm International Shares from the Company except upon tender to the Managers by the Company of all of the Firm International Shares and the Managers shall not be obligated to purchase any Additional International Shares from the Company except upon tender to the Managers by the Company of all of the Additional International Shares specified in the notice of exercise of the International Option. The Company shall not be obligated to sell or deliver any Firm International Shares or Additional International Shares, as the case may be, except upon tender of payment by the Managers for all the Firm International Shares or the Additional International Shares, as the case may be, agreed to be purchased by the Managers hereunder.

                  5. OFFERING. The Company has been advised by you that the Managers propose to make a public offering of their respective portions of the International Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the International Shares are to be offered to the public initially at a price of $_____ per share and to certain dealers selected by you at a price that represents a concession not in excess of $____ per share, and that any Manager may allow, and such dealers may reallow, a further concession, not in excess of $____ a share, to any Manager or to certain other dealers, and that after the initial offering of the International Shares, the public offering price and such concessions may be changed by you.

                  6. COVENANTS OF THE COMPANY. The Company covenants and agrees with each Manager that:

                  (a) The Company shall use its best efforts to cause the Registration Statement to become effective as promptly as possible and to maintain it in effect. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Regulations, or filing of the Prospectuses with the Commission is otherwise required under Rule 424(b) of the Regulations, the Company shall file the Prospectuses, properly completed, with the Commission pursuant to Rule 424(b) of the Regulations within the time period therein prescribed and shall provide evidence satisfactory to you of such timely filing. The Company shall promptly advise you (and, if requested, confirm such advice in writing), (i) when the Registration Statement or any post-effective amendment thereto has become effective, (ii) of the initiation or threatening of any proceedings for, or receipt by the Company of any notice with respect to, the suspension of the qualification of the Shares for sale in any jurisdiction or the issuance by the Commission of any order suspending the effectiveness of the Registration Statement and (iii) of receipt by the Company or any representative of or attorney for the Company of any other communications from the Commission relating to the Company, the Registration Statement, any Preliminary Prospectus, the Prospectuses or the transactions contemplated by the Underwriting Agreements. The Company shall make every reasonable effort to prevent the issuance of an order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and, if any such order is issued, to obtain its lifting as soon as possible. The Company shall not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectuses before or after the Effective Date to which you shall reasonably object after being timely furnished in advance a copy thereof unless the Company shall conclude, upon the advice of counsel, that any such amendment must be filed at a time prior to obtaining such consent.

                  (b) Within the time during which the Prospectuses are required to be delivered under the Act, the Company shall comply with all requirements imposed upon it by the Act, as now or hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and by the Prospectuses. If, during such period, any event shall occur as a result of which the Prospectuses as then amended or supplemented include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend the Registration Statement or supplement the Prospectuses to comply with the Act and the Regulations, the Company shall notify you promptly and prepare and file with the Commission an appropriate post-effective amendment to the Registration Statement or supplement to each Prospectus (in form and substance reasonably satisfactory to you) that will correct such statement or omission and shall use its best efforts to have any such post-effective amendment to the Registration Statement declared effective as soon as possible.

                  (c) The Company shall promptly deliver to you two manually-signed copies of the Registration Statement, including exhibits and all amendments thereto, and to those persons (including your counsel) whom you identify to the Company, such number of conformed copies of the Registration Statement, with exhibits, each Preliminary Prospectus, the Prospectuses and all amendments of and supplements to such documents, if any, as you may reasonably request.

                  (d) The Company shall cooperate with the Managers, the Underwriters and Weil, Gotshal & Manges LLP ("Underwriters' Counsel") in connection with their efforts to qualify or register the Shares for sale under the state securities (or "Blue Sky") or foreign laws of such jurisdictions as you shall request, shall execute such applications and documents and furnish such information as reasonably may be required for such purpose and shall comply with such laws so as to continue such registrations and qualifications in effect for so long as may be required to complete the distribution of the Shares; provided, however, that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it is not so qualified as of the date hereof,
         (ii) file a consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Shares in such jurisdiction or (iii) become subject to taxation in any jurisdiction in which it is not now so subject.

                  (e) The Company shall make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you, in such numbers as you reasonably may request for distribution to the Managers, as soon as practicable but in no event later than 45 days after the end of its fiscal quarter in which the first anniversary date of the Effective Date occurs, an earnings statement, covering a period of at least twelve consecutive full calendar months commencing after the effective date of the Registration Statement, that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Regulations.

                  (f) During a period of 180 days from the date of this Agreement, the Company shall not, without the prior written consent of Bear, Stearns, (i) issue, sell, offer or agree to sell, or otherwise dispose of, directly or indirectly, any shares of its capital stock (or any securities convertible into, exercisable for or exchangeable for shares of its capital stock) other than the Company's issuance and sale of Shares in accordance with the Underwriting Agreements and the issuance of up to 4,621,000 shares of Common Stock (or options exercisable for up to such number of shares) reserved for issuance pursuant to the Company's Stock Option Plan, or
         (ii) acquire, or agree or commit to acquire or publicly announce its intention to acquire, directly or through a subsidiary, assets or securities of any other person, firm or corporation in a transaction or series of related transactions that would be material to the Company and its subsidiaries, taken as a whole. In addition, the Company has obtained and delivered to you a written undertaking from HFS Incorporated that, during the period of 180 days from the date of this Agreement, without the prior written consent of Bear, Stearns, such entity will not sell, offer or agree to sell, or otherwise dispose of, directly or indirectly, any shares of capital stock (or any securities convertible into, exercisable for or exchangeable for shares of capital stock) of the Company or any of its subsidiaries.

                  (g) During the three years following the Effective Date, the Company shall furnish to Bear, Stearns, in such quantity as Bear, Stearns may reasonably request for distribution to the Managers, copies of (i) all reports of the Company to its stockholders, (ii) all reports, financial statements, and proxy or information statements filed by the Company with the Commission or any national securities exchange and (iii) such other information concerning the Company and its affairs as Bear, Stearns may reasonably request from time to time.

                  (h) The Company shall apply the proceeds from the sale of the Shares to be sold by it under the Underwriting Agreements in the manner set forth under "Use of Proceeds" in the Prospectuses. The Company shall take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" or a company "controlled" by an "investment company" within the meaning of such terms under the Investment Company Act.

                  (i) The Company shall use its best efforts promptly to cause the Shares to be listed on the NYSE and shall take all actions necessary to comply with the rules and regulations of the NYSE in order to maintain the listing of the Shares on the NYSE.

                  (j) The Company shall comply with all registration, filing and reporting requirements of the Exchange Act and the rules and regulations thereunder, which may from time to time be applicable to the Company.

                  (k) The Company shall comply with all provisions of all undertakings contained in Part II of the Registration Statement.

                  (l) Prior to the Closing Date and, if the International Option is exercised, until the Additional Closing Date, the Company shall issue no press release or other communication or hold any press conference with respect to the offerings of the Shares, or the financial condition, results of operations, operations, business properties, assets, liabilities, or prospects of the Company, without your prior consent.

                  7. PAYMENT OF EXPENSES. Whether or not the transactions contemplated by the Underwriting Agreements are consummated or this Agreement is terminated, and subject to Section 13(d) hereof, the Company agrees to pay all costs and expenses incident to the performance of its obligations under the Underwriting Agreements, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement (including all amendments thereof and exhibits thereto), any Preliminary Prospectus, the Prospectuses and any supplements thereto, the Underwriting Agreements and all related agreements, and all other documents relating to the public offering of the Shares, (ii) the issuance, transfer and delivery of the Shares to the Managers and the U.S. Underwriters, including any transfer or other taxes payable thereon, (iii) the registration and qualification if any, of the Shares under the securities laws of foreign jurisdictions, or where applicable the obtaining of exemptions therefrom, including the reasonable fees and disbursements of Underwriters' Counsel and local counsel in connection therewith, (iv) the listing of the Shares on the NYSE, (v) the review of the terms of the public offering of the Shares by the National Association of Securities Dealers, Inc. (the "NASD") and the reasonable fees and disbursements of Underwriters' Counsel in connection therewith, (vi) the printing of certificates representing the Shares and (vii) the cost and charges of any transfer agent and registrar for the Shares.

                  8. CONDITIONS OF THE MANAGERS' OBLIGATIONS. The obligations of the several Managers to purchase and pay for the International Shares, as provided herein, shall be subject to (i) the accuracy of the representations and warranties of the Company herein contained, as of the date hereof, as of the Closing Date and, with respect to the Additional International Shares, the accuracy of the representations and warranties of the Company as of the Additional Closing Date, (ii) the absence from any certificates, opinions, written statements or letters furnished pursuant to this Section 8 to you or to Underwriters' Counsel of any qualification or limitation not previously approved in writing by you, (iii) the performance by the Company of its obligations hereunder and (iv) the following additional conditions:

                  (a) The Registration Statement shall have become effective not later than 5:00 P.M., New York City time, on the date of this Agreement or at such later time and date as shall have been consented to in writing by Bear, Stearns. All post-effective amendments to the Registration Statement shall have become effective. If the Company shall have relied upon Rule 430A of the Regulations, the Prospectuses shall have been filed with the Commission in a timely fashion in accordance with Section 6(a) hereof. All filings required by Rule 424 of the Regulations shall have been made and no such filings shall have been made without your consent. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued by the Commission or any state securities commission and no proceedings therefor shall have been initiated or threatened by the Commission or any state securities commission.

                  (b) At the Closing Date (and, with respect to the Additional U.S. Shares, the Additional Closing Date), you shall have received the written opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, dated the date of its delivery, addressed to the U.S. Underwriters and the Managers, and in form and scope satisfactory to Underwriters' Counsel, to the effect that:

                           (i) Each of the Company and the domestic
                  subsidiaries listed in Schedule II hereto (the "Material Domestic Subsidiaries") (x) has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and (y) has all requisite corporate power and authority, and all necessary consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectuses, except for those the absence of which, individually or in the aggregate, would not have a Material Adverse Effect.

                           (ii) The authorized capital stock of the Company is
                  as set forth in the Prospectuses under the caption "Capitalization". All of the outstanding shares of such capital stock have been duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The shares of Common Stock to be outstanding on the Closing Date, including the Shares, have been duly authorized and when issued (and, in the case of the Shares, delivered and sold in accordance with the terms of the Underwriting Agreements) will be validly issued, fully paid and nonassessable. Upon delivery of and payment for the Shares to be sold by the Company to each U.S. Underwriter and Manager in accordance with the Underwriting Agreements, each U.S. Underwriter and each Manager (assuming that it acquires such Shares without notice of any adverse claim, as such term is used in Section 8-302 of the Uniform Commercial Code in effect in the State of New York) will acquire good and marketable title to the Shares so sold and delivered to it, free and clear of all liens, pledges, charges, claims, security interests, restrictions on transfer, agreements or other defects of title whatsoever (other than those resulting from any action taken by such U.S. Underwriter or such Manager). The capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectuses.

                           (iii) The Company has all requisite corporate
                  right, power and authority to execute, deliver and perform its obligations under each of the Underwriting Agreements and to issue, sell and deliver the Shares in accordance with the terms and conditions thereof. Each of the Underwriting Agreements has been duly and validly authorized, executed and delivered by the Company.

                           (iv) To the best of such counsel's knowledge, no
                  consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any Material Domestic Subsidiary or any of its respective properties or assets is required for the Company's execution and delivery of, and its performance of its obligations under, each of the Underwriting Agreements, and the consummation of the transactions contemplated thereby, including, without limitation, of the issuance, sale and delivery of the Shares, except for (A) such as may be required under state securities or Blue Sky laws and the securities laws of foreign jurisdictions in connection with the purchase and distribution of the Shares by the U.S. Underwriters and the Managers (as to which such counsel need express no opinion) and (B) such as have been made or obtained under the Act, the Exchange Act or the rules of the NYSE.

                           (v) The Registration Statement and the Prospectuses
                  (except for the financial statements and the notes thereto, the financial statement schedules and the other financial and accounting data included therein, as to which no opinion need be expressed) comply as to form in all material respects with the requirements of the Act and the Regulations.

                           (vi) The Registration Statement has become
                  effective under the Act, and such counsel is not aware of any stop order suspending the effectiveness of the Registration Statement and to such counsel's knowledge no proceedings therefor have been initiated or threatened by the Commission, and there are no other filings on the part of the Company required by the Act or the Regulations, including those required by Rule 424(b) of the Regulations, that to such counsel's knowledge have not been made.

                           (vii) The Company is not an "investment company" or
                  a company "controlled" by an "investment company" as defined in the Investment Company Act.

                  In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants of the Company, representatives of the U.S. Underwriters and the Managers and Underwriters' Counsel at which the contents of the Registration Statement, the Prospectuses and any amendments thereof or supplements thereto and related matters were discussed and, although such counsel has not undertaken to investigate or verify independently and are not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses or any amendments thereof or supplements thereto (except as to matters referred to in the last sentence of clause (ii) above), no facts have come to such counsel's attention which lead such counsel to believe that the Registration Statement, on the effective date thereof (or any post-effective amendment thereof as of the date of such amendment), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses, on the date thereof or the date of such opinion, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements and related notes, the financial statement schedules and the other financial and accounting data included therein).

                  In rendering such opinion, such counsel (i) may limit its opinions to the corporate laws of the State of Delaware, the laws of the State of New York and the federal laws of the United States of America, and (ii) may rely (A) as to matters involving the application of laws other than the laws of the State of New York and the corporate laws of the State of Delaware and the federal laws of the United States of America, to the extent such counsel deems proper and to the extent specified in such opinion letter, if at all, upon a written opinion or opinions (in form and scope reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel may deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and the subsidiaries. The opinion of such counsel shall specifically state that the opinion of any such other counsel is in form and scope satisfactory to such counsel and, in such counsel's opinion, such counsel and you are justified in relying thereon. A copy of the opinion of any such other counsel shall be delivered to Underwriters' counsel.

                  (c) At the Closing Date (and, with respect to the Additional U.S. Shares, the Additional Closing Date), you shall have received the written opinion of the General Counsel of the Company, dated the date of its delivery, addressed to the U.S. Underwriters and the Managers, and in form and scope satisfactory to Underwriters' Counsel, to the effect that:

                           (i) Each of the Company and the Material Domestic
                  Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing that will not in the aggregate have a Material Adverse Effect. All of the issued and outstanding capital stock (or similar interests) of each Material Domestic Subsidiary has been duly and validly authorized and issued, is fully paid and nonassessable and was not issued in violation of or subject to any preemptive rights and is owned by the Company or one of its subsidiaries, free and clear of all claims, liens, security interests, pledges, charges, encumbrances, stockholders agreements and voting trusts, except as otherwise described in Schedule II to this Agreement.

                           (ii) The shares of Common Stock to be outstanding
                  on the Closing Date, including the Shares, will not have been issued in violation of or be subject to any preemptive rights. To such counsel's knowledge, there is no outstanding option, warrant or other right calling for the issuance of any share of capital stock (or similar interests) of the Company or of any of its subsidiaries or any security or other instrument that by its terms is convertible into, exercisable for or exchangeable for capital stock (or similar interests) of the Company or any subsidiary, except as described in the Registration Statement and the Prospectuses.

                           (iii) The Company's execution and delivery of, and
                  its performance of its obligations under, each of the Underwriting Agreements and the consummation of the transactions contemplated thereby, do not and, when such performance is required pursuant to the terms thereof, will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under (or an event that with notice or lapse of time, or both, would constitute a default under) or require approval or consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of any Material Contract or any Material Permit, except for those conflicts, breaches or defaults for which consent or approval has been obtained by the Company prior to the date hereof, (B) violate or conflict with any provision of the certificate of incorporation, by-laws or similar governing instruments of the Company or any Material Domestic Subsidiary, or (C) to such counsel's knowledge, violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any Material Domestic Subsidiary or any of its respective properties or assets, except, with respect to clauses (A) and (C) of this subparagraph (iii), for those violations or conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

                           (iv) Insofar as statements in the Prospectuses
                  purport to summarize the nature and status of litigation or the provisions of laws, rules, regulations, orders, judgments or decrees, or the terms of any Material Contracts or Material Permits, such statements are correct in all material respects and are fair summaries of the matters referred to therein.

                           (v) To the best of such counsel's knowledge, except
                  as set forth in the Registration Statement and the Prospectuses, no person or entity has the right, by contract or otherwise, to require registration under the Act of shares of capital stock or other securities of the Company or any of its subsidiaries solely because of the filing or effectiveness of the Registration Statement and the consummation of the transactions contemplated by the Underwriting Agreements.

                           (vi) The Shares have been duly authorized for
                  listing on the NYSE, subject only to official notice of issuance.

                           (vii) To the best of such counsel's knowledge,
                  there is no litigation, arbitration or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened against, or involving the properties or business of, the Company or any of its subsidiaries, that, if resolved against the Company or such subsidiary, individually or, to the extent involving related claims or issues, in the aggregate, is of a character required to be disclosed in the Registration Statement and the Prospectuses that has not been properly disclosed therein; and to the best such counsel's knowledge, there is no contract or document concerning the Company or any of its subsidiaries of a character required to be described in the Registration Statement and the Prospectuses or to be filed as an exhibit to the Registration Statement, that is not so described or filed.

                  In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants of the Company, representatives of the U.S. Underwriters and the Managers and Underwriters' Counsel at which the contents of the Registration Statement, the Prospectuses and any amendments thereof or supplements thereto and related matters were discussed and, although such counsel has not undertaken to investigate or verify independently and are not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses or any amendments thereof or supplements thereto (except as to matters referred to in clause
         (iv) above), no facts have come to such counsel's attention which lead such counsel to believe that the Registration Statement, on the effective date thereof (or any post-effective amendment thereof as of the date of such amendment), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses, on the date thereof or the date of such opinion, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements and related notes, the financial statement schedules and the other financial and accounting data included therein).

                  In rendering such opinion, such counsel (i) may limit its opinions to the corporate laws of the State of Delaware, the laws of the State of New York and the federal laws of the United States of America, and (ii) may rely (A) as to matters involving the application of laws other than the laws of the State of New York and the corporate laws of the State of Delaware and the federal laws of the United States of America, to the extent such counsel deems proper and to the extent specified in such opinion letter, if at all, upon a written opinion or opinions (in form and scope reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel may deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and the subsidiaries. The opinion of such counsel shall specifically state that the opinion of any such other counsel is in form and scope satisfactory to such counsel and, in such counsel's opinion, such counsel and you are justified in relying thereon. A copy of the opinion of any such other counsel shall be delivered to Underwriters' counsel.

                  (d) At the Closing Date (and, with respect to the Additional U.S. Shares, the Additional Closing Date), you shall have received a certificate of the Company executed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the date of its delivery, to the effect that the conditions set forth in subsection (a) of this Section 8 have been satisfied, that as of the date of such certificate the representations and warranties of the Company set forth in Section 3 hereof are true and correct as of such Closing Date and the obligations of the Company to be performed hereunder on or prior thereto have been duly performed.

                  (e) At the time this Agreement is executed and at the Closing Date (and, with respect to the Additional U.S. Shares, the Additional Closing Date), you shall have received a letter, from Deloitte & Touche LLP, dated the date of its delivery, addressed to the U.S. Underwriters and the Managers and in form and substance reasonably satisfactory to you, to the effect that: (i) they are independent accountants with respect to the Company within the meaning of the Act and the Regulations; (ii) in their opinion, the Company Financials audited by such firm and included in the Registration Statement and the Prospectuses comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations thereunder;
         (iii) on the basis of procedures (but not an audit made in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company and its subsidiaries, a reading of the minutes of meetings and consents of the stockholders and boards of directors of the Company and the subsidiaries and the committees of such boards subsequent to December 31, 1996, inquiries of certain officials of the Company and its subsidiaries who have responsibility for financial and accounting matters of such companies with respect to transactions and events subsequent to December 31, 1996, and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited historical consolidated financial statements of the Company, its subsidiaries and their predecessors included in the Registration Statement and the Prospectuses do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or that any material modification should be made to such unaudited consolidated financial statements for them to be in conformity with US GAAP; (B) with respect to the period subsequent to December 31, 1996 there were, as of the date of the most recent available monthly consolidated financial data of the Company and the subsidiaries, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or increases in long-term indebtedness of the Company or any decrease in stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet included in the Registration Statement and the Prospectuses, except for changes or decreases that the Registration Statement and the Prospectuses disclose have occurred or may occur;
         (C) the unaudited pro forma consolidated financial statements included in the Prospectuses do not comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such financial statements; or (D) that during the period from December 31, 1996 to the date of the most recent available monthly consolidated financial data of the Company and its subsidiaries, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases that the Prospectuses disclose have occurred or may occur; and (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings and other financial information pertaining to the Company and its subsidiaries set forth in the Prospectuses, which have been specified by you prior to the date of this Agreement, to the extent that such dollar amounts, numbers, percentages and information may be derived from the general accounting and financial records that are subject to the internal control structure policies and procedures of the Company's and its subsidiaries' accounting systems or that have been derived directly from such accounting records by analysis or computation, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in such letter, and found them to be in agreement.

                  (f) At the time this Agreement is executed and at the Closing Date (and, with respect to the Additional U.S. Shares, the Additional Closing Date), you shall have received a letter, from Ernst & Young LLP, dated the date of its delivery, addressed to the U.S. Underwriters and the Managers and in form and substance reasonably satisfactory to you, to the effect that: (i) they are independent accountants with respect to First Gray Line within the meaning of the Act and the Regulations; (ii) in their opinion, the First Gray Line Financials audited by such firm and included in the Registration Statement and the Prospectuses comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations thereunder;
         (iii) on the basis of procedures (but not an audit made in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of First Gray Line and its subsidiaries, a reading of the minutes of meetings and consents of the stockholders and boards of directors of First Gray Line and its subsidiaries and the committees of such boards subsequent to September 30, 1996, inquiries of certain officials of First Gray Line and its subsidiaries who have responsibility for financial and accounting matters of such companies with respect to transactions and events subsequent to September 30, 1996, and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited historical condensed consolidated financial statements of First Gray Line and its subsidiaries included in the Registration Statement and the Prospectuses do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or that any material modification should be made to such unaudited consolidated financial statements for them to be in conformity with US GAAP; (B) with respect to the period subsequent to September 30, 1996 there were, as of the date of the most recent available monthly consolidated financial data of First Gray Line and its subsidiaries, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or increases in long-term indebtedness of First Gray Line or any decrease in stockholders' equity of First Gray Line, in each case as compared with the amounts shown in the most recent balance sheet included in the Registration Statement and the Prospectuses, except for changes or decreases that the Registration Statement and the Prospectuses disclose have occurred or may occur; or (C) that during the period from September 30, 1996 to the date of the most recent available monthly consolidated financial data of First Gray Line and its subsidiaries, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases that the Prospectuses disclose have occurred or may occur; and (iv) stating that they have compared certain financial information pertaining to First Gray Line and its subsidiaries set forth in the Prospectuses, which have been specified by you prior to the date of this Agreement, to the extent that such information may be derived from the general accounting and financial records that are subject to the internal control structure policies and procedures of First Gray Line's and its subsidiaries' accounting systems or that have been derived directly from such accounting records by analysis or computation, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in such letter, and found them to be in agreement.

                  (g) All proceedings taken in connection with the sale of the Shares as contemplated by the Underwriting Agreements shall be reasonably satisfactory in form and substance to you and to Underwriters' Counsel, and you shall have received from Underwriters' Counsel a written opinion, dated as of the Closing Date and addressed to the U.S. Underwriters and the Managers, with respect to the sale of the Firm U.S. Shares, and dated as of the Additional Closing Date with respect to the sale of the Additional U.S. Shares, as to such matters as you reasonably may require, and the Company shall have furnished to Underwriters' Counsel such documents as Underwriters' Counsel may request for the purpose of enabling Underwriters' Counsel to pass upon such matters.

                  (h) The NASD, upon review of the terms of the underwriting arrangements for the public offering of the Shares, shall have raised no objections thereto.

                  (i) The Shares shall have been listed on the NYSE, subject to official notice of issuance.

                  (j) At the time this Agreement is executed, the Company shall have furnished to you the written undertakings referred to in the last sentence of Section 6(f) hereof, in form and substance satisfactory to Underwriters' Counsel.

                  (k) Prior to the Closing Date, and with respect to the Additional U.S. Shares, the Additional Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

                  (l) The closing of the purchase of the U.S. Shares pursuant to the U.S. Underwriting Agreement shall occur concurrently with (i) the closing described in Section 4(a)(ii) hereof, in the case of the Firm International Shares, and (ii) the closing described in Section 4(b)(ii) hereof, in the case of the Additional International Shares.

                  If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements, or letters furnished to you or to Underwriters' Counsel pursuant to this Section 8 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Managers hereunder not theretofore discharged may be canceled by you at, or at any time prior to, the Closing Date and with respect to the Additional International Shares, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone or telephonic facsimile, confirmed in writing.

                  9.  INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless each Manager, including Bear, Stearns in its capacity as Manager and in its capacity as Qualified Independent Underwriter, as such term is defined in the Registration Statement, and each person, if any, who controls any Manager within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, provided that such settlement was effected with the Company's written consent in accordance with
Section 9(c) hereof), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by the Company contained in the Registration Statement or the International Prospectus or any Preliminary Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the International Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Company shall not be liable under this subsection 9(a) to any Manager in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on your behalf with respect to the Managers; and provided further, that with respect to any Preliminary Prospectus, such indemnity shall not inure to the benefit of any Manager (or the benefit of any person controlling such Manager) if the person asserting any such losses, liabilities, claims, damages or expenses purchased the Shares that are the subject thereof from such Manager and if such person was not sent or given a copy of the International Prospectus at or prior to confirmation of the sale of such Shares to such person in any case where such sending or giving is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the International Prospectus. This indemnity agreement will be in addition to any liability that the Company may otherwise have to any Manager or to any controlling person of such Manager, including under this Agreement.

                  (b) Each Manager, severally and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, provided that such settlement was effected with such Manager's written consent in accordance with Section

9(c) hereof), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the International Prospectus or any Preliminary Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the International Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by you or on your behalf with respect to such Manager expressly for use in the Registration Statement or International Prospectus; provided, however, that in no case shall such Manager be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Manager hereunder. This indemnity will be in addition to any liability that the Manager may otherwise have to the Company or any such director, officer or controlling person, including under this Agreement. The Company acknowledges that the statements set forth in the last paragraph of the cover page, the legend concerning stabilization on page two of the International Prospectus and the statements set forth under the captions "Underwriting" and "Notice to Canadian Residents" in the International Prospectus constitute the only information furnished in writing by or on behalf of any Manager expressly for use in the Registration Statement, any related Preliminary Prospectus and the International Prospectus.

                  (c) Promptly after receipt by an indemnified party under subsection 9(a) or (b) above of notice of the assertion of any claim, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties with respect to such different defenses), in any of which events such fees and expenses shall be borne by the indemnifying parties. The indemnifying party under subsection 9(a) or (b) above shall only be liable for the legal expenses of one counsel for all indemnified parties in each jurisdiction in which any claim or action is brought; provided, however, that the indemnifying party shall be liable for separate counsel for any indemnified party in a jurisdiction, if counsel to the indemnified parties shall have reasonably concluded that there may be defenses available to such indemnified party that are different from or additional to those available to one or more of the other indemnified parties and that separate counsel for such indemnified party is prudent under the circumstances. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such written consent was not unreasonably withheld.

                  10. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 9(a) hereof is for any reason held to be unavailable from the Company or is insufficient to hold harmless a party indemnified thereunder, the Company and the U.S. Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provisions (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than one or more of the Managers, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) to which the Company and one or more of the Managers may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Managers, on the other hand, from the offering of the International Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 9 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Managers, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Managers, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts received by the Managers, respectively, in each case as set forth in the table on the cover page of the International Prospectus. The relative fault of the Company, on the one hand, and of the Managers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Managers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Managers agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. The Managers' obligations in this Section 10 to contribute are several and not joint. Notwithstanding the provisions of this Section 10, (i) in no case shall any Manager be required to contribute any amount in excess of the amount by which the aggregate public offering price of the International Shares underwritten by it and distributed to the public exceeds the amount of any damages that such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or such omission or alleged omission, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 10, each person, if any, who controls any Manager within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Manager and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses
(i) and (ii) of this Section 10. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 10, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 10 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.

                  11. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements of the Managers and the Company contained in this Agreement, including without limitation the agreements contained in Sections 5, 6 and 7 hereof, the indemnity agreements contained in Section 9 hereof and the contribution agreements contained in
Section 10 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Managers or any controlling person of any Manager or by or on behalf of the Company, any of its officers and directors, and shall survive delivery of the International Shares to and payment for the International Shares by the Managers. The representations contained in Section 3 hereof and the agreements contained in this Section 11 and Sections 5, 6, 7, 9, 10 and 13(d) hereof shall survive the termination of this Agreement including pursuant to Section 12 or 13 hereof; provided, however, that if this Agreement is terminated pursuant to Section 12 or 13 hereof or if for any reason the purchase of the International Shares by the Managers as contemplated hereunder is not consummated, the agreements contained in Sections 5 and 6 hereof shall not survive.

                  12.  DEFAULT BY A MANAGER.

                  (a) If any Manager or Managers shall default in its or their obligation to purchase Firm International Shares or Additional International Shares hereunder, and if the Firm International Shares or Additional International Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made pursuant to subsection 12(b) below) exceed in the aggregate 10% of the number of shares of Firm International Shares or Additional International Shares, as the case may be, that all Managers have agreed to purchase hereunder, then such Firm International Shares or Additional International Shares to which the default relates shall be purchased by the non-defaulting Managers in proportion to the respective proportions that the numbers of Firm International Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm International Shares set forth opposite the names of the non-defaulting Managers.

                  (b) If such default relates to more than 10% of the Firm International Shares or Additional International Shares, as the case may be, you may, in your discretion, arrange for another party or parties (including any non-defaulting Manager or Managers who so agree) to purchase such Firm International Shares or Additional International Shares, as the case may be, to which such default relates on the terms contained herein. If within five
(5) calendar days after such a default you do not arrange for the purchase of the Firm International Shares or Additional International Shares, as the case may be, to which such default relates as provided in this Section 12, this Agreement (or, in the case of a default with respect to the Additional International Shares, the obligations of the Managers to purchase and of the Company to sell the Additional International Shares) shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 7, 9(a) and 10 hereof) or the several non-defaulting Managers (except as provided in Sections 9(b) and 10 hereof), but nothing in this Agreement shall relieve a defaulting Manager or Managers of its or their liability, if any, to the other several Managers and the Company for damages occasioned by its or their default hereunder.

                  (c) If the Firm International Shares or Additional International Shares to which the default relates are to be purchased by the non-defaulting Managers, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period not exceeding five

(5) business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the International Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the International Prospectus that, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Manager" as used in this Agreement shall include any party substituted under this Section 12 with like effect as if it had originally been a party to this Agreement with respect to such Firm International Shares and Additional International Shares.

                  13. EFFECTIVE DATE OF INTERNATIONAL UNDERWRITING AGREEMENT; TERMINATION.

                  (a) This Agreement shall become effective upon the later of
(i) when you and the Company shall have received notification of the effectiveness of the Registration Statement and (ii) the execution and delivery of this Agreement by the parties hereto. Until this Agreement becomes effective as aforesaid, this Agreement may be terminated by the Company by notifying you or by you by notifying the Company without any liability of any party to any party hereunder. Notwithstanding the foregoing, the provisions of this Section 13 and of Sections 6, 9, 10 and 11 hereof shall at all times be in full force and effect.

                  (b) This Agreement and the obligations of the Managers hereunder may be terminated by you by written notice to the Company at any time at or prior to the Closing Date (and, with respect to the Additional International Shares, the Additional Closing Date), without liability (other than with respect to Sections 9 and 10) on the part of any Manager to the Company if, on or prior to such date, (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder, (ii) any other condition to the obligations of the Managers set forth in Section 8 hereof is not fulfilled when and as required in any material respect, (iii) trading in securities generally on the NYSE or the American Stock Exchange or in the over-the-counter market shall have been suspended or materially limited, or minimum prices shall have been established on either exchange or such market by the Commission, or by either exchange or other regulatory body or governmental authority having jurisdiction, (iv) a general banking moratorium shall have been declared by Federal or New York State authorities, (v) there shall have occurred any outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in your judgment, to make it inadvisable or impracticable to proceed with the sale and delivery of the Shares on the terms and in the manner contemplated in the Prospectuses, (vi) in your reasonable opinion any material adverse change shall have occurred since the respective dates as of which information is given in the Registration Statement or the Prospectuses affecting the business, prospects, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, other than as set forth in the Prospectuses or contemplated thereby, (vii) there shall have occurred such a material adverse change in the financial markets in the United States such as, in your judgment, makes it inadvisable or impracticable to proceed with the sale and delivery of the Shares on the terms and in the manner contemplated in the Prospectuses, or (viii) there shall have been any enactment, proposal, publication, decree or other promulgation of any foreign or United States federal or state statute, regulation, rule or order of any court or other governmental authority that would, in your reasonable judgment, make it inadvisable or impracticable to proceed with the sale and delivery of the Shares on the terms and in the manner contemplated in the Prospectuses. Your right to terminate this Agreement will not be waived or otherwise relinquished by failure to give notice of termination prior to the time that the event giving rise to the right to terminate shall have ceased to exist, provided that notice is given prior to the Closing Date (and, with respect to the Additional International Shares, the Additional Closing Date).

                  (c) Any notice of termination pursuant to this Section 13 shall be by telephone or telephonic facsimile, confirmed in writing by letter.

                  (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to notification by you as provided in subsection 13(a) or 13(b) hereof), or if the sale of the International Shares provided for herein is not consummated because any condition to the obligations of the Managers set forth herein is not satisfied (other than with respect to Section 8(l) hereof as a result of a default by the U.S. Underwriters in the purchase of the U.S. Shares) or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof (other than by reason of a default of the Managers), the Company agrees, subject to demand by you, to reimburse the Managers for all reasonable out-of-pocket expenses

(including the reasonable fees and expenses of Underwriters' Counsel), incurred by the Managers in connection herewith.

                  14. NOTICES. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any one or more of the Managers, shall be hand delivered or faxed to each such Manager in care of Bear, Stearns International Limited, One Canada Square, London E14 5AD, England, Attention: Corporate Finance Department (Fax No. 011-44-71-512-4090), with a copy in like manner to Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Corporate Finance Department (Fax No. 212-272-3092); and if sent to the Company, shall be hand delivered or faxed to the Company, 900 Old Country Road, Garden City, New York 11530,
Attention: Corporate Secretary (Fax No. 516-222-4700).

                  15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

                  16. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, each of the Managers and the Company, and the controlling persons, directors, officers, employees and agents referred to in Sections 9 and 10 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of International Shares from the Managers.

                  17. CONSTRUCTION. This Agreement shall be construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of laws.

                  18. DEFINITION OF BUSINESS DAY. For the purposes of this Agreement, "business day" means any day on which the NYSE is open for trading.

                  If the foregoing correctly sets forth the complete agreement among the Managers and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                            Very truly yours,

                                            AVIS RENT A CAR, INC.


                                            By:
                                               -----------------------------
                                               Name:
                                               Title:



Accepted as of the date first above written.

BEAR, STEARNS INTERNATIONAL LIMITED
BAYERISCHE VEREINSBANK AG
CHASE MANHATTAN INTERNATIONAL LIMITED
GOLDMAN SACHS INTERNATIONAL
LEHMAN BROTHERS INTERNATIONAL(EUROPE)
MONTGOMERY SECURITIES
ROBERTSON, STEPHENS & COMPANY LLC
         as Lead Managers of the several
         Managers named in Schedule I
         annexed hereto.

By:  BEAR, STEARNS INTERNATIONAL LIMITED


By:
   --------------------------------------
   Name:
   Title:



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